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                                                                    EXHIBIT 21.1

                            REUNION INDUSTRIES, INC.
                      SUBSIDIARIES AS OF DECEMBER 31, 1997


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                    Company                      Incorporated       Parent
                    -------                      ------------       ------
 1  Reunion Industries, Inc.                       Delaware
 2  Oneida Rostone Corp.                           New York             1
 3  DPL Acquisition Corp.                          Delaware             2
 4  Data Packaging Holdings Limited                Ireland              3      (95.5%)
 5  Data Packaging Limited                         Bermuda              4
 6  Data Packaging Limited                         Ireland              4
 7  Juliana Vineyards                             California            1
 8  Crescent Farms Company                          Texas               1
 9  Juliana Preserve Operating Company            California            7
10  Juliana Mutual Water Company                  California            7      (90.0%)
11  Buttes Drilling-C Company                       Texas               1
12  Reunion Titan, Inc.                             Texas              11
13  Reunion Potash Company                         Delaware             1

    INACTIVE COMPANIES
    ------------------
14  Buttes Farms                                  California            1
15  Buttes Resources Canada, Ltd.                  Delaware             1
16  Buttes Resources International, Inc.           Delaware             1
17  Northern Enterprises, Ltd.                      Nevada              1
18  Ocean Phoenix Transport, Inc.            District of Columbia       1
19  Reunion Sub I Inc.                             Delaware             1
20  Reunion Sub II Inc.                            Delaware             1
21  Reunion Sub III Inc.                           Delaware             1
22  Asie-Dolphin Drilling SDN BHD                  Malaysia            11        (49%)
23  Buttes Gas & Oil do Brasil, Ltda.               Brazil              1        (49%)
24  Dolphin Titan (Malaysia) SDN BHD               Malaysia            11
25  Dolphin Titan do Brazil Servicos
     de Perfuracoes, Ltd.                           Brazil             11
26  Monaco Corporation                        British Virgin Is.       11
27  Ocean Phoenix Holdings, N. V.            Netherlands Antilles       1
28  Progress Drilling International, Inc.           Panama             11
29  Progress Perfuracoes do Brasil, Ltd.            Brazil             28

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